Exhibit 10.4

FORM OF
RESTRICTED STOCK AWARD AGREEMENT

FOR EMPLOYEES

Tuesday Morning Corporation
2004 Long-Term Equity Incentive Plan

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by Tuesday Morning Corporation, a Delaware corporation (the “Company”), as of the          day of                                (the “Grant Date”), pursuant to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.

WHEREAS, the Company desires to grant to                                          (the “Employee”) the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

1.                                       Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Employee’s name the following Shares as Restricted Shares:                       shares of the Company’s common stock, $.01 par value.  The Company shall cause certificates evidencing the Restricted Shares, and any Retained Distributions issued with respect to the Restricted Shares, to be issued in the Employee’s name.  During the Restricted Period such certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Employee shall have the right to vote the Restricted Shares awarded to the Employee and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Employee shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Restricted Period.  Upon issuance the certificates for the Restricted Shares shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Shares set forth in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2.                                       Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)                                  “Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Employee hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)                                 “Vesting Date” shall mean                               .

(c)                                  “Restricted Period” shall mean the period designated by the Committee during which Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered.

(d)                                 “Restricted Shares” shall mean Shares that are subject to the Forfeiture Restrictions under this Agreement.

(e)                                  “Retained Distributions” shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Shares during any Restricted Period.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

3.                                       Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Employee also agrees (a) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

4.                                       Vesting.  The Shares that are granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby in accordance with the provisions of subsections (a) through (c) of this Section 4.

(a)                                  Generally.  The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby on the Vesting Date, provided that the Employee’s employment with the Company and all affiliates has not terminated prior to such date.  If the Employee’s employment relationship with the Company and all affiliates terminates before the Vesting Date, except as otherwise specified in subsections (b) or (c), below, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company upon such termination of the Employee’s employment relationship.

(b)                                 Death or Disability.  Notwithstanding any provisions of Section 4(a) to the contrary, in the event the Employee’s employment relationship with the Company and all affiliates is terminated due to the death or Disability of the Employee prior to the Vesting Date, the Forfeiture Restrictions shall lapse as to the Shares that are granted hereby on the date of such termination of the Employee’s employment relationship due to death or Disability.

(c)                                  Change in Control.  Notwithstanding any provisions of Section 4(a) to the contrary, in the event a Change in Control occurs prior to the date the Employee’s employment relationship with the Company and all affiliates is terminated and prior to the Vesting Date, the Forfeiture Restrictions shall lapse as to the Shares that are granted hereby on the date of such termination of the Employee’s employment relationship.

5.                                       Effect of Lapse of Restrictions.  Upon the lapse of the Forfeiture Restrictions with respect to Shares granted hereby the Company shall cause to be delivered to the Employee a stock certificate representing such Shares, and such Shares shall be transferable by the Employee (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

6.                                       Tax Withholding.  To the extent that the receipt of the Shares or the lapse of any Forfeiture Restrictions results in income, wages or other compensation to the Employee for any income, employment or other tax purposes with respect to which the Company has a withholding obligation, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from the Shares issued under the Agreement or from any cash or stock remuneration or other payment then or thereafter payable to the Employee any tax required to be withheld by reason of such taxable income, wages or compensation including (without limitation) Shares sufficient to satisfy the withholding obligation based on the Fair Market Value as of the date the amount of tax to be withheld is determined.

7.                                       Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.                                       Employment Relationship.  For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee has an employment relationship with the Company.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

9.                                       Section 83(b) Election.  The Employee shall not exercise the election permitted under section 83(b) of the Code with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company.

10.                                 Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company or any of its affiliates or guarantee the right to remain employed by the Company or any of its affiliates for any specified term.

11.                                 Legend.  The Employee consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

12.                                 Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Employee at the Employee’s residential address, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.                                 Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than the Employee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.                                 Governing Law and Severability.  This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.                                 Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s permitted assigns and upon the Employee’s death, the Employee’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized as of the date first above written.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

S-1

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, That The Undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Tuesday Morning Corporation, a Delaware corporation (the “Company”), the Shares transferred pursuant to the RESTRICTED STOCK AWARD AGREEMENT dated                                by the Company granting restricted stock to the undersigned (the “Award Agreement”); and subject to and in accordance with the Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power on this              day of                                               .

Name: